CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED

Exhibit 10.30.7

EXECUTION VERSION

AMENDMENT NUMBER SEVEN

to the

Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement

dated as of July 17, 2015

between

BANK OF AMERICA, N.A.

and

LOANDEPOT.COM, LLC

THIS AMENDMENT NUMBER SEVEN (this “Amendment”) is made as of the 11th day of September, 2018, by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Purchaser that, after giving effect to this Amendment, it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of September 11, 2018, the Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby amended by deleting the definitions of “Applicable Percentage”, “Effective Date”, “Expiration Date” and “Trade Assignment” in their respective entireties and replacing them with the following (modified text underlined for review purposes):

“Applicable Percentage”: [***] per annum.

“Effective Date”: September 11, 2018.

“Expiration Date”: The earliest of (i) September 10, 2019, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Trade Assignment”: A letter substantially in the form of Exhibit B that has been duly executed by an authorized representative of Seller (as set forth in the resolutions of the board of directors of Seller (or its equivalent governing body) as delivered to Purchaser) or, any additional signatory designated by such authorized representative of Seller to Purchaser from time to time (it being understood that the addition of a user on Purchaser’s warehouse lending website by an authorized representative of Seller shall be deemed a valid designation of such user as an additional signatory).

(b) Section 1 of the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

(c) Section 2(b) is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

(b) If Purchaser elects to purchase any Participation Certificate, Purchaser shall pay (i) to Seller, or (ii) upon the receipt of a Warehouse Lender’s Release in the form of Exhibit D hereto, to the applicable Warehouse Lender, on the Purchase Date, the amount of the Purchase Price (less the Holdback Amount) for such Participation Certificate upon receipt of a duly executed and properly completed Participation Certificate; provided that, if the Purchase Price (less the Holdback Amount) is insufficient to pay the release amount due to the Warehouse Lender, Seller shall remit to Purchaser the difference between the Purchase Price (less the Holdback Amount) and such release amount and Purchaser shall remit the full release amount to the Warehouse Lender. Effective upon (i) execution of the Participation Certificate by an authorized representative of Seller (as set forth in the resolutions of the board of directors of Seller (or its equivalent governing body) as delivered to Purchaser) or, any additional signatory designated by such authorized representative of Seller to Purchaser from time to time (it being understood that the addition of a user on Purchaser’s warehouse lending website by an authorized representative of Seller shall be deemed a valid designation of such user as an additional signatory) and (ii) delivery of such Participation Certificate to Purchaser, Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to such Participation Certificate and a 100% undivided beneficial interest in the Related Mortgage Loans. In the event that Purchaser does not transmit such payment, (i) any Participation Certificate delivered by Custodian to Purchaser in anticipation of such purchase shall automatically be null and void, and (ii) Purchaser will not consummate the transactions contemplated in the applicable Trade Assignment.

(d) Section 9(a) of the Agreement is hereby amended by deleting the word “and” appearing at the end of paragraph (xi) thereof, replacing the period appearing at the end of paragraph (xii) thereof with “; and” and adding the following new paragraph (xiii) at the end thereof:

(xiii) The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects as of each date Seller delivers a Beneficial Ownership Certification to Purchaser pursuant to Section 10(o) hereof.

(e) Section 10(j) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(j) Seller is in compliance with the financial covenants set forth in Section 10.4 of the Master Repurchase Agreement.

(f) Section 10 of the Agreement is hereby amended by adding the following new paragraph immediately following paragraph (n) thereof:

(o) On the Effective Date and on each one-year anniversary thereafter, Seller shall either (i) ensure that Seller has delivered to Purchaser a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Purchaser an updated Beneficial Ownership Certification, if the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in any respect. At all times, Seller shall use its reasonable best efforts to provide Purchaser with prompt notice upon becoming aware that the information provided in the most recent Beneficial Ownership Certification is no longer true and correct and shall deliver an updated Beneficial Ownership Certification to Purchaser promptly thereafter.

SECTION 2. Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default or servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents.

SECTION 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser	LOANDEPOT.COM, LLC, as Seller

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Amendment No. 7 to A&R Purchase and Sale Agreement (BANA/loanDepot)